UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2021
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
14221 N. Dallas Parkway, Suite 1100,
Dallas, Texas 75254-2957
(Address of Principal Executive Offices, and Zip Code)
(214) 631-4420
Registrant's Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
TRP Notes
On June 15, 2021 (the “Closing Date”), TRP 2021 LLC, a Delaware limited liability company (“TRP-2021”) formerly known as Trinity Rail Leasing 2012 LLC, issued an aggregate principal amount of (i) $334.0 million of its Series 2021-1 Class A Green Secured Railcar Equipment Notes (the “TRP Class A Notes”) and (ii) $21.0 million of its Series 2021-1 Class B Green Secured Railcar Equipment Notes (the “TRP Class B Notes”) (the TRP Class A Notes and the TRP Class B Notes are, collectively, the “TRP Notes”). The TRP Notes were issued pursuant to a Master Indenture, dated as of the Closing Date (the “TRP Indenture”) between TRP-2021 and U.S. Bank National Association, as indenture trustee, as supplemented by a Series 2021-1 Supplement dated as of the Closing Date. The TRP Notes bear interest at fixed rates as follows: (a) the TRP Class A Notes at 2.07% and (b) the TRP Class B Notes at 3.06%. The TRP Notes are payable monthly, and have a stated final maturity date of June 15, 2051.
TRP-2021 is a wholly-owned subsidiary of TRP 2021 Railcar Holdings, LLC (“TRP Holdings”); TRP Holdings is a wholly-owned subsidiary of RIV 2013 Rail Holdings LLC (“RIV-2013”); the equity members of RIV-2013 are Trinity Industries Leasing Company (“TILC”) (owner of 30.5% of the equity interests) and other investors; TILC is a wholly-owned subsidiary of Trinity Industries, Inc. (the “Company”). On the Closing Date, TRP Holdings purchased TRP-2021’s Series 2021-1 Class E Certificates (the “TRP Class E Certificates”).
The TRP Notes and the TRP Class E Certificates are obligations of TRP-2021 only. The TRP Notes and the TRP Class E Certificates are secured by a portfolio of approximately 6,350 railcars and operating leases thereon already owned by TRP-2021 (the “TRP Railcar Portfolio”) and other assets of TRP-2021.
TRP-2021 used the proceeds from the sale of the TRP Notes to redeem in full each of its (i) $145.4 million in aggregate principal amount of Series 2012-1 Class A-1 Secured Railcar Equipment Notes, (ii) $188.4 million in aggregate principal amount of Series 2012-1 Class A-2 Secured Railcar Equipment Notes, and (iii) $183.4 million in aggregate principal amount of Series 2013-1 Class A-1 Notes, of which $22.4 million, $188.4 million, and $137.7 million, respectively, were outstanding as of March 31, 2021.
Triumph Notes
Also on the Closing Date, Triumph Rail LLC, a Delaware limited liability company (“Triumph Rail”), formerly known as TRIP Rail Master Funding LLC, issued an aggregate principal amount of (i) $535.0 million of its Series 2021-2 Class A Green Secured Railcar Equipment Notes (the “Triumph Class A Notes”) and (ii) $25.4 million of its Series 2021-2 Class B Green Secured Railcar Equipment Notes (the “Triumph Class B Notes”) (the Triumph Class A Notes and the Triumph Class B Notes are, collectively, the “Triumph Notes”) (the TRP Notes and the Triumph Notes are, collectively, the “Notes”). The Triumph Notes were issued pursuant to a Master Indenture, dated as of the Closing Date (the “Triumph Indenture”) (the TRP Indenture and the Triumph Indenture are, collectively, the “Indentures”) between Triumph Rail and U.S. Bank National Association, as indenture trustee, as supplemented by a Series 2021-2 Supplement dated as of the Closing Date. The Triumph Notes bear interest at fixed rates as follows: (a) the Triumph Class A Notes at 2.15% and (b) the Triumph Class B Notes at 3.08%. The Triumph Notes are payable monthly, and have a stated final maturity date of June 15, 2051.
Triumph Rail is a wholly-owned subsidiary of Triumph Rail Holdings, LLC (“Triumph Holdings”); Triumph Holdings is a wholly-owned subsidiary of TRIP Rail Holdings LLC (“TRIP Holdings”); the equity members of TRIP Holdings are TILC (owner of 42.6% of the equity interests) and other investors. On the Closing Date, Triumph Holdings purchased Triumph Rail’s Series 2021-1 Class E Certificates (the “Triumph Class E Certificates”).
The Triumph Notes and the Triumph Class E Certificates are obligations of Triumph Rail only. The Triumph Notes and the Triumph Class E Certificates are secured by a portfolio of approximately 11,004 railcars and operating leases thereon already owned by Triumph Rail (the “Triumph Railcar Portfolio”) (the TRP Railcar Portfolio and the Triumph Railcar Portfolio are, collectively, the “Railcar Portfolios”) and other assets of Triumph Rail.
Triumph Rail used the proceeds from the sale of the 2021-2 Notes, as well proceeds from the sale of railcars and related operating leases to its affiliate, TRIP Railcar Co., LLC (“TRIP Railcar”), to redeem in full each of its (i) $509.6 million in aggregate principal amount of Series 2011 Class A-2 Secured Railcar Equipment Notes, (ii) $220.7 million in aggregate principal amount of Series 2014-1 Class A-2 Secured Railcar Equipment Notes, (iii) $103.0 million in aggregate principal amount of Series 2017-1 Class A-1 Secured Railcar Equipment Notes, and (iv) $134.9 million in aggregate principal amount of Series 2017-1 Class A-2 Notes, of which $508.8 million, $220.7 million, $12.2 million, and $134.9 million, respectively, were outstanding as of March 31, 2021.
General Discussion for TRP Notes and Triumph Notes
The Notes were offered and sold in private placements solely to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons who are not U.S. persons in offers and sales that occurred outside the United States in reliance on Regulation S under the Securities Act, pursuant to note purchase agreements as described in the Company's Form 8-K filed May 5, 2021 (for the TRP Notes) and in the Company’s Form 8-K filed June 1, 2021 (for the Triumph Notes).

While the stated final maturity of the Notes is June 15, 2051, cash flow from the assets of TRP-2021 and Triumph Rail will be applied, pursuant to the payment priorities of their respective Indenture, so as to amortize their respective Notes to achieve monthly targeted principal balances. If the cash flow assumptions used in determining the targeted balances are met, it is anticipated that the Notes will be repaid well in advance of their stated final maturity date. There can be no assurance, however, that such cash flow assumptions will be realized. In addition, the Notes may be subject to acceleration upon the occurrence of certain events of default under the Indentures, including a failure to pay interest on the Notes, and a failure of the Notes to amortize to the extent that, over time, the outstanding principal balance of the TRP Notes or the Triumph Notes was to eventually exceed the sum of the depreciated value of the applicable Railcar Portfolio and the amounts on deposit in certain accounts of TRP-2021 or Triumph Rail, as applicable. The decision whether to accelerate or exercise other remedies against TRP-2021 or Triumph Rail and their respective assets will be under the control of holders representing a majority of the senior class of the outstanding principal balance of the applicable Notes issued on the Closing Date together with any subsequent issuances of notes under the applicable Indenture and, after payment in full of all of such notes, holders representing a majority of the outstanding principal balance of the TRP Class E Certificates or Triumph Class E Certificates, as applicable.
As noted above, the TRP Notes and the TRP Class E Certificates are solely the obligations of TRP-2021 and the Triumph Notes and the Triumph Class E Certificates are solely the obligations of Triumph Rail. TILC has, however, entered into certain agreements relating to the management and servicing of TRP-2021’s and Triumph Rail’s assets. These agreements contain certain representations, undertakings and indemnities customary for service providers in transactions of this type.
Term Loan Agreement
On the Closing Date, TRIP Railcar drew down $329.6 million of the $335.0 million available under its Term Loan Agreement dated May 18, 2021 (the “Loan Agreement”), among TRIP Railcar, as borrower, TILC, TRIP Holdings, the lenders party thereto (the “Lenders”), Credit Suisse AG, New York Branch, as agent for the Lenders, and U.S. Bank National Association, as collateral agent and depositary. TRIP Railcar used these proceeds to purchase approximately 6,478 railcars and related operating leases from Triumph Rail. These railcars, their operating leases, and other assets of TRIP Railcar secure TRIP Railcar’s obligations under the Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

June 16, 2021	By:	/s/ Eric R. Marchetto
Name: Eric R. Marchetto
Title: Executive Vice President and Chief Financial Officer